EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 16, 2007 accompanying the consolidated financial statements and schedule of Patriot Capital Funding, Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2006 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned reports.
/s/ GRANT THORNTON LLP
New York, New York
July 12, 2007